                                                                    EXHIBIT 99.2


                                 AMENDMENT NO. 3


              NONQUALIFIED DEFINED CONTRIBUTION PLAN FOR DESIGNATED
                                  PARTICIPANTS


The Plan named above gives the Company the right to amend it at any time. According to that right, the Plan is amended as follows:


Effective the later of October 15, 2001 or the effective date of the Plan of Conversion of Principal Mutual Holding Company.


By adding the following definition to Article I immediately following the definition for BENEFICIARY:


         CHANGE IN CONTROL means the occurrence of any of the following events:
(i) the acquisition by any Person (as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof)), entity or "group" (as defined in Section 13(d) of the Exchange Act) of 50% or more of the outstanding voting power of the Principal Financial Group, Inc. (PFG)'s then outstanding voting securities; (ii) the merger, consolidation or reorganization of the Principal Financial Group, Inc. (PFG), as a result of which persons who were stockholders of the Principal Financial Group, Inc. (PFG) immediately prior to such merger, consolidation or reorganization, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged, consolidated or reorganized company; (iii) within any 12-month period, the persons who were directors of the Principal Financial Group, Inc. (PFG) at the beginning of such period (the "Incumbent Directors") cease to constitute at least a majority of the Board, provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (iii); (iv) the liquidation or dissolution of the Principal Financial Group, Inc. (PFG); and (v) the sale, transfer of other disposition, in one transaction or series of related transactions, of more than 5O% of the fair market value of the assets of the Principal Financial Group, Inc. (PFG) to any Person. For purposes of this definition, the terms "Person," "entity" and "group" shall not include (a) the Principal Financial Group, Inc. (PFG) or any of its subsidiaries or controlled affiliates; (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Principal Financial Group, Inc. (PFG) or any of its subsidiaries or affiliates; (c) an underwriter temporarily holding securities of the Principal Financial Group, Inc. (PFG) pursuant to an offering of such securities; or (d) a corporation owned, directly or indirectly, by the shareholders of the Principal Financial Group, Inc. (PFG) in substantially the same proportions as their ownership of stock of the Principal Financial Group, Inc. (PFG).

By adding the following paragraph to the TERMINATION BENEFITS section of Article V immediately following the first sentence thereof:

         A Participant whose employment or contract with the Principal Financial Group, Inc. (PFG) and any affiliate is terminated by the Principal Financial Group, Inc. (PFG) within two years following a Change in Control for any reason other than embezzlement or engaging in any criminal act shall receive a lump-sum distribution of his or her Vested Account. Such lump-sum distribution shall be made as soon as reasonably practicable, but in no event more than 10 days following, the effective date of such termination of employment.

By adding the following sentence to Article VII:

         Notwithstanding anything contained herein to the contrary, no termination of the Plan shall in any manner adversely affect a Participant's rights in respect of any amounts deferred into or accrued by the Participant in his or her Vested Account under the Plan, without the prior written consent of such Participant.

By adding the following sentence to the AMENDMENTS section of Article IX:

         Notwithstanding anything contained herein to the contrary, no amendment of the Plan shall in any manner adversely affect a Participant's rights in respect of any amounts deferred into or accrued by the Participant in his or her Vested Account under the Plan, without the prior written consent of such Participant.


Signed this ___________________ day of __________________________________, 2001.

                                            PRINCIPAL LIFE INSURANCE COMPANY


                                            By:
                                               ---------------------------------
                                               Jim DeVries
                                               Vice President - Human Resources

              AMENDMENT TO THE PRINCIPAL SELECT SAVINGS EXCESS PLAN

                                       AND

     THE NONQUALIFIED DEFINED CONTRIBUTION PLAN FOR DESIGNATED PARTICIPANTS

                    (Hereinafter referred to as the "Plans")

The Plans named above give the Company the right to amend them at any time.

WHEREAS, in furtherance of the proposed demutualization of Principal Mutual Holding Company, the Board of Directors of Principal Mutual Holding Company, on March 31, 2001, adopted a Plan of Conversion which contains certain provisions applicable to the above plans, collectively defined as the "Excess Plans" in such Plan of Conversion; and

WHEREAS, in order to reflect the provisions of Section 8.1 of the Plan of Conversion as they relate to the above Plans, the following definitions are adopted for purposes of this Amendment which relates specifically to provisions and limitations reflected in Section 8.1 of the Plan of Conversion and for no other purpose.

NOW THEREFORE, effective as of the effective date of the Plan of Conversion of Principal Mutual Holding Company, the Plans are hereby amended as follows:

By adding the following definitions, in correct alphabetical order, to Article I of such Plans:

         "Agents Savings Plan" means The Principal Select Savings Plan for Individual Field.

         "Common Stock" means the common stock, par value $0.01 per share, of the Principal Financial Group, Inc., a Delaware corporation, and any successor thereto.

         "Company Stock Plan" means any stock option plan, stock incentive plan, stock purchase plan and share ownership plans related to the Common Stock that are customary for publicly traded companies, and shall include the Directors Stock Plan, the Long-Term Plan, the Plan, the Savings Plans, the Stock Incentive Plan and the Stock Purchase Plan.

         "Directors Stock Plan" means the Principal Financial Group, Inc. Directors Stock Plan.

         "Employees Savings Plan" means The Principal Select Savings Plan for Employees.

         "Excess Plan" for purposes of the Amendment to the Principal Select Savings Excess Plan and the Non-Qualified Defined Contribution Plan for Designated Participants relating to the Plan of Conversion, adopted as of May 21, 2001, means the Principal Select Savings Excess Plan and the Non-Qualified Defined Contribution Plan for Designated Participants.

         "Long-Term Plan" means the Principal Financial Group Long-Term Performance Plan.

         "Plan of Conversion" means the Plan of Conversion of Principal Mutual Holding Company.

         "Plans" for purposes of the Amendment to the Principal Select Savings Excess Plan and the Non- Qualified Defined Contribution Plan for Designated Participants relating to the Plan of Conversion, adopted as of May 21, 2001, means the Principal Select Savings Excess Plan and the Non-Qualified Defined Contribution Plan for Designated Participants.

         "Savings Plans" for purposes of the Amendment to the Principal Select Savings Excess Plan and the Non-Qualified Defined Contribution Plan for Designated Participants relating to the Plan of Conversion, adopted as of May 21, 2001, means the Employees Savings Plan, the Agents Savings Plan and the Excess Plan.

         "Stock Incentive Plan" means the Principal Financial Group, Inc. Stock Incentive Plan.

         "Stock Purchase Plan" means the Principal Financial Group, Inc. Employee Stock Purchase Plan.

By adding a new Section 9.09 to Article IX, to read as follows:

         Section 9.09--Limitations.

         Notwithstanding anything else contained in the Plans to the contrary, no action shall be taken, and no award or distribution shall be made, under the Plans, which contains any term or condition that would violate any provision of the Plan of Conversion. To the extent that shares of Common Stock are made available for distribution hereunder, the number of such shares distributed hereunder shall count against (i) the limit of 6% of the number of shares of Common Stock outstanding immediately following the effective date of the Plan of Conversion that may be made issuable or distributable under all Company Stock Plans (including, without limitation, the Plans) other than the Employees Savings Plan, the Agents Savings Plan and the Stock Purchase Plan, and
         (ii) the guideline set forth in the Stock Incentive Plan limiting the maximum number of shares of Common Stock that may be awarded or issued within 18 months of the effective date of the Plan of Conversion to 40% of the limit set forth in subclause (i).

This amendment is made an integral part of the Plans listed in the title of this amendment and is controlling over the terms of said Plans with respect to the particular items addressed expressly herein. All other provisions of such Plans remain unchanged and controlling.

By signing this amendment, the Company, as plan sponsor, has made the decision to adopt this plan amendment as of May 21, 2001.

Signed this _________________________ day of ____________________________, 2001.

                                            PRINCIPAL LIFE INSURANCE COMPANY

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                 AMENDMENT NO. 2

       NONQUALIFIED DEFINED CONTRIBUTION PLAN FOR DESIGNATED PARTICIPANTS

The Plan named above gives the Company the right to amend it at any time. According to that right, the Plan is amended as follows:

Effective January 1, 2000:

By striking the AGENT definition in the DEFINITIONS SECTION of Article I and substituting the following:

         AGENT means an individual (i) who holds a current DD 713 contract or any successor full-time contract with the Company, (ii) who is invited to participate in the Plan, (iii) with whom the Company has entered into a Participation Agreement, (iv) who is a member of a select group of highly compensated or management persons, and (v) who is one of the following:

         - an agent;
         - a sales supervisor;
         - a special marketing developer;
         - a special brokerage developer;
         - a special agency assistant;
         - or an informal agency assistant.


By striking the AGENT'S CONTRACT, GENERAL MANAGER and MANAGEMENT ASSISTANT definitions from the DEFINITIONS SECTION of Article I.

By striking the ELIGIBLE EMPLOYEE definition in the DEFINITIONS SECTION of
Article 1 and substituting the following:

         ELIGIBLE EMPLOYEE means any Employee, Agent, or Field Manager (i) who is invited to participate in the Plan, (ii) with whom the Company has entered into a Participation Agreement, and (iii) who is a member of a select group of highly compensated or management employees.

By adding the following to the DEFINITIONS SECTION of Article 1:

         FIELD MANAGER means:

         (a) An individual who holds a current DD 713 contract or any successor full-time contract with the Company; and

         (b) Such individual is in one of the following full-time field management positions:

- management assistant;
- management associate;
- manager;
- co-manager;
- assistant general manager;
- associate general manager;
- co-general manager;
- general manager;

- brokerage manager
- brokerage sales manager; or
- brokerage director.


By striking terms "Agent", "General Manager", and "Management Assistant" wherever they appear throughout the Plan and substituting the terms "Agent" and "Field Manager". This includes all plural and possessive references to such terms.

 By striking the definition of PARTICIPATION AGREEMENT in the DEFINITIONS SECTION of Article I and substituting the following:

      PARTICIPATION AGREEMENT means the written agreement entered into by the Participant and the Company which specifies one or more of the following:

- the amount of lump sum Company Contribution to be made on behalf of the Participant;
- the additional age, if any, to be credited under this Plan for such Participant;
- the additional service, if any, to be credited under this Plan for such Participant; and
- Compensation, as defined in the Savings Plan, if any, to be credited under this Plan for such Participant.

By striking the first sentence in the COMPANY CONTRIBUTIONS SECTION of Article III and substituting the following:

         The Company shall make a Company Contribution as to each Participant at such time or times as established by the Company.

By striking the first sentence in the DEATH BENEFITS SECTION of Article V and substituting the following:

         If a participant dies before his Retirement Date, his Vested Account shall be distributed in like manner as set forth in the Death Benefits Section of the Savings Plan.

Effective January 1, 2001:

By striking the SAVINGS PLAN definition in the DEFINITIONS SECTION of Article I and substituting the following:

         SAVINGS PLAN means the qualified plan(s) as follows:

                    The Principal Select Savings Plan for Employees.

                    The Principal Select Savings Plan for Individual Field.

By striking the first sentence in the RETIREMENT BENEFITS SECTION of Article V and substituting the following:

         On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the provisions of Article VI.


By striking the paragraph in Article VIII and substituting the following:

         The administrative provisions contained in Article IX of the Savings Plan, except for Section 9.07, are hereby incorporated by reference into this Plan. Benefits under this Plan will be paid only if the Plan Administrator decides, in his discretion, that the applicant is entitled to them.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Company, as plan sponsor, has made the decision to adopt this plan amendment. The Company is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.


 Signed this ____________ day of  _________________________________, __________.

                                            PRINCIPAL LIFE INSURANCE COMPANY

                                            By
                                              ----------------------------------

                                              ----------------------------------
                                                          Title

                      PLAN PAGES AFFECTED BY THIS AMENDMENT


Pages 5 & 6 - regarding change in agent and field manager, etc.

Page 6 - change in Savings Plan def for 2001 Agt select savings plan name.

Page 9 - change to company contribution not only on entry date.

Page 11 - changes requested to 5.01 and 5.02.

Page 14 - change to Article VIII

                        NONQUALIFIED DEFINED CONTRIBUTION

                        PLAN FOR DESIGNATED PARTICIPANTS























Nonqualified Retirement Plan 7.5A

Effective September 29, 1997

                                TABLE OF CONTENTS


INTRODUCTION

ARTICLE I                     DEFINITIONS

ARTICLE 11                    PARTICIPATION

ARTICLE III                   CONTRIBUTIONS

        Section 3.01 ----- Company Contributions

ARTICLE IV                    INVESTMENT OF CONTRIBUTIONS

ARTICLE V                     BENEFITS

        Section 5.01 ----- Retirement Benefits
        Section 5.02 ----- Death Benefits
        Section 5.03 ----- Termination Benefits

ARTICLE VI                    TRANSFER OF VESTED ACCOUNT

ARTICLE VII                   TERMINATION OF PLAN

ARTICLE VIII                  ADMINISTRATION OF PLAN

ARTICLE IX                    GENERAL PROVISIONS

        Section 9.01 ----- Amendments
        Section 9.02 ----- Provisions Relating to the Insurer
                              and Other Parties
        Section 9.03 ----- Employment Status
        Section 9.04 ----- Rights to Plan Assets
        Section 9.05 ----- Nonalienation of Benefits
        Section 9.06 ----- Construction
        Section 9.07 ----- Legal Actions
        Section 9.08 ----- Word Usage

PLAN EXECUTION









TABLE OF CONTENTS                       3                          (4-30170 DES)

                                  INTRODUCTION


         The Company is establishing a nonqualified, defined contribution participants' retirement plan which has been designed as, and is intended to be, an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and a nonqualified plan under the Internal Revenue Code of 1986, including any later amendments to the Code.

         The Company agrees to operate the plan according to the terms, provisions and conditions set forth in this document.

         Any funds accumulated for purposes of providing benefits under this plan are fully available to satisfy the claims of the Company's creditors. Participants have no greater rights with regard to such fund than any other general creditor of the Company.









INTRODUCTION                            4                          (4-30170 DES)

                          AMEND. NO. 1 PAGE DTD. 7-1-98

                                    ARTICLE I

                                   DEFINITIONS

ACCOUNT means, for a Participant, his share of the Investment Fund.

A Participant's Account shall be reduced by any distribution of his Account. A Participant's Account will participate in the earnings credited, expenses charged and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Group Contract or other investment arrangement.

AGENT means an individual who holds an Agent's Contract and who is not a General Manager or Management Assistant. In addition, such individual is an individual
(i) who is invited to participate in the Plan, (ii) with whom the Company has entered into a Participation Agreement, and (iii) who is a member of a select group of highly compensated or management person.

AGENT'S CONTRACT means the DD713 contract between the Company and an Agent, General Manager or Management Assistant. The term Agent's Contract shall also include any successor full-time agent's contract which the Company substituted with DD713 or any of its predecessors.

ASSOCIATED PLAN means The Principal Select Savings Excess Plan.

BENEFICIARY means the person or persons named by a Participant to receive any benefits under this Plan upon the Participant's death.

CODE means the Internal Revenue Code of 1986, as amended.

COMPANY means PRINCIPAL LIFE INSURANCE COMPANY.

CONTRIBUTIONS means Company Contributions as set out in Article III.

ELIGIBLE EMPLOYEE means any Employee, Agent, General Manager or Management Assistant who is invited to participate in the Plan, with whom the Company has entered into a Participation Agreement, and who is a member of a select group of highly compensated or management employees.

EMPLOYEE means an individual who is employed by or contracted with the Company or an Adopting Employer under the Associated Plan.

ENTRY DATE means the date an Eligible Employee first enters the Plan as an Active Participant. See Article II - PARTICIPATION.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

GENERAL MANAGER means an individual who is so designated by the Company and who holds an Agent's Contract. In addition, such individual is an individual (i) who is invited to participate in the Plan, (ii) with whom the Company has entered into a Participation Agreement, and (iii) who is a member of a select group of highly compensated or management persons.





ARTICLE 1                               5                          (4-30170 DES)

                          AMEND. NO. 1 PAGE DTD.7-1-98



GROUP CONTRACT means the group annuity contract or contracts into which the Trustee enters with the Insurer for the investment of Contributions and the payment of benefits under this Plan. The term Group Contract as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

Any funds accumulated under the Group Contract are available to the general creditors of the Company.

INSURER means Principal Life Insurance Company and any other insurance company or companies named by the Trustee or Company.

INVESTMENT FUND means the total assets held for the purpose of providing benefits for Participants. These funds result from Contributions made under the Plan.

The Investment Fund is not held for the exclusive benefit of Participants or their Beneficiaries.

MANAGEMENT ASSISTANT means an individual who is so designated by the Company and who holds an Agent's Contract. In addition, such individual is an individual (i) who is invited to participate in the Plan, (ii) with whom the Company has entered into a Participation Agreement, and (iii) who is a member of a select group of highly compensated or management persons.

PARTICIPANT means an Eligible Employee who is actively participating in the Plan.

PARTICIPATION AGREEMENT means the written agreement entered into by the Participant and the Company which specifies the amount of lump sum Company Contribution to be made on behalf of the Participant upon his entry into the Plan.

PLAN means the nonqualified retirement plan of the Company set forth in this document, including any later amendments to it.

PLAN ADMINISTRATOR means the person or persons who administer the Plan. The Plan Administrator is the Company.

PLAN YEAR means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

RETIREMENT DATE means for a Participant, his retirement date under the Associated Plan.

SAVINGS PLAN means the qualified plan(s) as follows:

         The Principal Select Savings Plan for Agents, General Managers and Management Assistants.

         The Principal Select Savings Plan for Employees.

SERVICE means an Eligible Employee's period of service with the Company, expressed as whole years and fractional parts of a year (to two decimal places) on the basis that 365 days equal one year.




ARTICLE 1                               6                          (4-30170 DES)

                          AMEND. NO. 1 PAGE DTD. 1-1-98



TRUST means an agreement of trust between the Company and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust may provide for the investment of all or any portion of the Trust fund in the Group Contract.

TRUST FUND means the total funds held under the Trust for the purpose of providing benefits for Participants. These funds result from Contributions made under the Plan which are forwarded to the Trustee to be deposited in the Trust Fund.

TRUSTEE means the trustee or trustees under the Trust. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates otherwise.

         VESTED ACCOUNT means the part of a Participant's Account in which he has a vested interest. The Participant's Vested Account is equal to his Account multiplied by the percentage shown in the following schedule which corresponds to his years of Service:

                      Service
                    (whole years)         Percentage
                     Less than 5              0%
                      5 or more              100

The vesting percentage for a Participant shall be 100% on or after the earliest of (i) the date he dies, (ii) the date he becomes totally and permanently disabled, as defined in the Associated Plan, or (iii) the date he is involuntarily discharged (for reasons other than embezzlement or engaging in any criminal act against the Company).

The nonvested portion of the Account of a Participant who ceases to be an Eligible Employee shall be released to the Company.

YEARLY DATE means September 29, 1997, and each following January 1.





ARTICLE 1                               7                          (4-30170 DES)

                                   ARTICLE II

                                  PARTICIPATION

         An Employee shall first become a Participant (begin active participation in the Plan) on the earliest date on or after September 29, 1997, on which he is an Eligible Employee. This date is his Entry Date.

         A former Participant shall not again become a Participant under the Plan without again being designated as an Eligible Employee.








ARTICLE 11                              8                          (4-30170 DES)

                                   ARTICLE III

                                  CONTRIBUTIONS

SECTION 3.01--COMPANY CONTRIBUTIONS.

         The Company shall make a Company Contribution as of each Participant's Entry Date.

         The amount of the Company Contribution shall be equal to the amount agreed upon and specified in the Participation Agreement.

         The Company Contribution determined above for each person shall be credited to his Account.





ARTICLE II                              9                          (4-30170 DES)

                                   ARTICLE IV

                           INVESTMENT OF CONTRIBUTIONS

         All Contributions are forwarded by the Company to the Trustee to be deposited in the Trust Fund.

         Investment of contributions will be in accordance with the provisions of the Trust which will include, but not to be limited to, investments under the provisions of any applicable Group Contract or any mutual fund arrangement with the Insurer. In the event of insolvency of the Company, the amounts in the Trust are subject to the claims of the Company's general creditors.

         To the extent permitted by the Trust, the Participant shall direct the Contributions to any of the investments available under the Trust. If no investment direction is given, Contributions will be invested according to the provisions of any applicable Group Contract or mutual fund arrangement. A change in investment direction or a transfer to or from an account of a Participant may be made at any time according to such terms and conditions as the Trustee may specify and subject to the provisions of the investments available under the Trust.













ARTICLE IV                             10                          (4-30170 DES)

                          AMEND. NO. 1 PAGE DTD. 1-1-98


                                    ARTICLE V

                                    BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

         On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of
Article VI.

SECTION 5.02--DEATH BENEFITS.

         If a Participant dies before his Retirement Date, his Vested Account shall be distributed according to the distribution of benefits provisions of
Article VI.

SECTION 5.03--TERMINATION BENEFITS.

         A Participant will receive a distribution of his Vested Account if he ceases to be an Employee before his Retirement Date.

         Provided, however, if a Participant's Account is not a Vested Account, his entire Account shall be forfeited if he is involuntarily discharged by reason of embezzlement or engaging in any criminal act against the Company.









ARTICLE V                              11                          (4-30170 DES)

                                   ARTICLE VI

                           TRANSFER OF VESTED ACCOUNT


         A Participant's Vested Account shall be transferred to the Associated Plan once the Participant's Vested Account is fully (100%) vested. Such transfer shall occur on the earliest date possible on which a transfer can be made according to the provisions of the Group Contract.

         Once a Participant's Vested Account is transferred to the Associated Plan, the Account shall be subject to all of the provisions in the Associated Plan, including retirement benefits and corresponding election procedures.









ARTICLE VI                             12                          (4-30170 DES)

                          AMEND. NO. 1 PAGE DTD. 1-1-98


                                   ARTICLE VII

                               TERMINATION OF PLAN

         The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions under the Plan constitutes termination of the Plan.

         The Participant's Account shall continue to participate in the investment earnings credited, expenses charged and any appreciation or depreciation of the Investment Fund until the Account is distributed.

         A Participant's Account may be distributed to the Participant after the effective date of the Plan termination.

         Upon termination of the Plan, no more Eligible Employees shall become Participants and no more Contributions shall be made.

         Amounts in this Plan shall not be paid to the Company at any time, except that, after the satisfaction of all liabilities under the Plan, any amounts remaining may be paid to the Company. In addition, after the satisfaction of all liabilities as to each Participant under the Plan, any amounts resulting from forfeited Account balances may be released to the Company. The payment may not be made if it would contravene any provision of law.












ARTICLE VII                            13                          (4-30170 DES)

                                   ARTICLE VII

                               TERMINATION OF PLAN

         The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions under the Plan constitutes termination of the Plan.

         The Participant's Account shall continue to participate in the investment earnings credited, expenses charged and any appreciation or depreciation of the Investment Fund until the Account is distributed.

         A Participant's Account may be distributed to the Participant after the effective date of the Plan termination.

         Upon termination of the Plan, no more Eligible Employees shall become Participants and no more Contributions shall be made.

         Amounts in this Plan shall not be paid to the Company at any time, except that, after the satisfaction of all liabilities under the Plan, any amounts remaining may be paid to the Company. The payment may not be made if it would contravene any provision of law.











ARTICLE VII                            14                          (4-30170 DES)

                                  ARTICLE VIII

                             ADMINISTRATION OF PLAN

         The administrative provisions contained in Article VIII of the Savings Plan, except for Section 8.07, are hereby incorporated by reference into this Plan.















ARTICLE VIII                           15                          (4-30170 DES)

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01--AMENDMENTS.

         By resolution of its Management Resources Committee, the Company may amend this Plan at any time, including any remedial retroactive changes (within the specified period of time as may be determined by Internal Revenue Service regulations) to comply with the requirements of any law or regulation issued by any governmental agency to which the Company is subject.

SECTION 9.02--PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

         The obligations of an Insurer shall be governed solely by the provisions of the Group Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Group Contract. See the CONSTRUCTION SECTION of this article.

         Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee.

         Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Company, the Plan Administrator or the Trustee have the authority to act in any particular manner or to make any contract or agreement.

         Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 9.03--EMPLOYMENT STATUS.

         Nothing contained in this Plan gives an Eligible Employee the right to be retained in the Company's employ or to interfere with the Company's right to discharge any Eligible Employee.

SECTION 9.04--RIGHTS TO PLAN ASSETS.

         No Eligible Employee shall have any right to or interest in any assets of the Plan upon termination of his employment or contract or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Eligible Employee in accordance with Plan provisions.












ARTICLE IX                             16                          (4-30170 DES)

         Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries or spouse of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Plan Administrator, the Trustee, the Insurer, and the Company arising under or by virtue of the Plan.

SECTION 9.05--NONALIENATION OF BENEFITS.

         Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary or spouse. A Participant, Beneficiary or spouse does not have any rights to alienate, anticipate, commute, pledge, encumber or assign any of such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in ERISA Act Section 206(d), or any domestic relations order entered before January 1, 1985.

SECTION 9.06--CONSTRUCTION.

         The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Company has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

         In the event of any conflict between the provisions of the Plan and the terms of any contract or policy issued hereunder, the provisions of the Plan control the operation and administration of the Plan.

SECTION 9.07--LEGAL ACTIONS.

         The Plan, the Plan Administrator and the Trustee are the necessary parties to any action or proceeding involving the assets held with respect to the Plan or administration of the Plan or Trust. No person employed or contracted by the Company, no Participant, former Participant or their Beneficiaries or any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 9.08--WORD USAGE.

         The masculine gender, where used in this Plan, shall include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.











ARTICLE IX                             17                          (4-30170 DES)

         By executing this Plan, the Company acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.


         Executed this _________day of ________________________________, 19 ___.


                                         PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



                                          By:
                                             -----------------------------------

                                             -----------------------------------
                                                            Title





PLAN EXECUTION                         18                          (4-30170 DES)

                                 AMENDMENT NO. 1

                 THE PRINCIPAL SELECT SAVINGS PLAN FOR EMPLOYEES

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended as follows:

Effective September 4, 2001 or, if later, the effective date of an initial public offering of the common stock of Principal Financial Group, Inc.:

By adding the following new sections to the Table of Contents:

     Section 6.05 -- Form of Distribution from Employer Stock Fund

     Section 9.09 -- Employer Stock Fund Matters

By adding the following definitions to the DEFINITIONS SECTION of Article I:

     EMPLOYER STOCK means common stock of Principal Financial Group, Inc.

     EMPLOYER STOCK FUND means an investment vehicle under the Trust Agreement which is part of the Investment Fund and which consists of Employer Stock.

By adding the following two sentences at the end of the definition of Trust Agreement in the DEFINITIONS SECTION of Article I.

     There may be more than one Trust Agreement under the Plan. The term Trust Agreement as it is used in this Plan is deemed to include the plural unless the context clearly indicates the singular is meant.

By striking the seventh sentence in the first paragraph of the INVESTMENT AND TIMING OF CONTRIBUTIONS SECTION of Article IV and substituting the following sentence:

     If the Primary Employer has investment direction, such Account shall be invested ratably in the guaranteed benefit policy portion of the Annuity Contract, the investment options available under the Annuity Contract, or the investment vehicles available under the Trust Agreement (other than the Employer Stock Fund) in the same manner as the Accounts of all other Participants who do not direct their investments.

By adding the following paragraph at the end of the INVESTMENT AND TIMING OF CONTRIBUTIONS SECTION of Article IV:

     The part of an Account resulting from Elective Deferral Contributions may be invested in the Employer Stock Fund only at the direction of a Participant, a Beneficiary of a deceased Participant, or an Alternate Payee under a qualified domestic relations order. Accordingly, the acquisition of Employer Stock by the Plan is exempt from the ten percent (10 %) limit under ERISA Section 407.

By adding the following sentence at the end of the second paragraph of the LOANS TO PARTICIPANTS SECTION of Article V:

     No loan shall be available to a Participant from the part, if any, of his Vested Account that is invested in the Employer Stock Fund.

By adding the following sentence at the end of the seventh paragraph of the LOANS TO PARTICIPANTS Section of Article V:

     For purposes of this maximum, a Participant's Vested Account includes the part, if any, of such Account that is invested in the Employer Stock Fund.

By adding the following section at the end of Article VI:

     SECTION 6.05 -- FORM OF DISTRIBUTION FROM EMPLOYER STOCK FUND.

          For distribution purposes, the part, if any, of a Participant's Vested Account that is invested in the Employer Stock Fund will be converted to cash and the proceeds will be included in the annuity or cash benefit otherwise provided under the Plan. The Participant's Vested Account will be reduced to reflect any brokerage fees incurred on the sale of Employer Stock to accommodate such distribution.

By adding the following section at the end of Article IX:

     SECTION 9.09 --EMPLOYER STOCK FUND MATTERS.

          Interests in the Plan, and any shares of Employer Stock contributed by or purchased from the Employer or its Controlled Group, will be registered under federal securities laws and qualified under applicable state securities laws. The number of shares so registered and qualified will be appropriately adjusted to reflect any stock dividends, stock splits, or other similar changes.

          A Participant may instruct the Trustee as to how to vote shares of Employer Stock credited to his Account on any matter submitted for a vote to shareholders. The number of shares with respect to which a Participant may provide voting instructions will equal the number of full and fractional shares credited to his Account as of the record date for determining the shareholders entitled to vote at the shareholders meeting. The Plan Administrator will use reasonable efforts to cause each Participant to be sent before each meeting of shareholders (i) any notice and other materials provided to shareholders for that meeting and (ii) forms by which the Participant may instruct the Trustee how to vote the shares credited to his Account. The Plan Administrator or Trustee will establish a deadline by which voting instructions must be received from Participants. The Trustee will tabulate the voting instructions received by that deadline, will determine the number of votes for and against each proposal, and will vote the shares in accordance with the instructions received.

          Any shares of Employer Stock credited to Accounts for which voting instructions from Participants have not been received by the established deadline will be voted as the Trustee determines in its sole discretion.

          A Participant will be a "named fiduciary" to the extent of the voting control granted under this section.

          A Participant may instruct the Trustee as to whether or not to tender or exchange shares of Employer Stock credited to his Account in any tender or exchange offer for such shares. The number of shares with respect to which a Participant may provide instructions will equal the number of full and fractional shares credited to his Account as of a date established by the Plan Administrator or Trustee that precedes the date on which a response is required to the offer (with appropriate adjustments to reflect subsequent transactions with respect to the Account). As soon as practicable after the commencement of a tender or exchange offer for shares of Employer Stock, the Plan Administrator will use reasonable efforts to cause each Participant to be sent (i) a notice of the terms of such offer and (ii) forms by which the Participant may instruct the Trustee to tender or exchange, or retain, the shares credited to his Account, to the extent permitted under the terms of such offer. The Plan Administrator or Trustee will establish a deadline by which instructions must be received from Participants. The Trustee will tabulate the instructions received by that deadline, will determine the number of shares to tender or exchange, or retain, and will tender or exchange, or retain, the shares in accordance with the instructions received.

          A Participant may not instruct the Trustee to tender or exchange some but less than all the shares of Employer Stock credited to his Account, and an instruction to tender or exchange less than all such shares will be deemed to be an instruction not to tender or exchange any shares of Employer Stock credited to his Account. If the tender or exchange offer is limited so that all of the shares that Participants have been directed to be tendered or exchanged cannot be tendered or exchanged, the shares that each Participant has directed to be tendered or exchanged will be deemed to have been tendered or exchanged in the same ratio that the number of shares actually tendered or exchanged bears to the total number of shares that the Participants have directed to be tendered or exchanged.

          Any shares of Employer Stock credited to Accounts for which instructions from Participants have not been received by the established deadline will be tendered or exchanged, or retained, as the Trustee determines in its sole discretion.

          A Participant will be a "named fiduciary" to the extent of the investment control granted under this section.

          Information relating to the purchase, holding, and sale of shares of Employer Stock, and the exercise of voting, tender, and similar rights with respect to such shares by Participants, will be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal laws or state laws not preempted by ERISA. The Plan Administrator may require verification of compliance by the Trustee with the instructions received from Participants by any independent auditor selected by the Plan

     Administrator, provided that such auditor agrees to maintain the confidentiality of such instructions.

          The Plan Administrator shall designate a fiduciary who is responsible for ensuring that the procedures required under this section are sufficient to safeguard the confidentiality of the information described above, such procedures are being followed, and the independent fiduciary required below is appointed. The designated fiduciary (if not independent) shall appoint an independent fiduciary to carry out any activities relating to any situations which the designated fiduciary determines involve a potential for undue Employer influence upon Participants with regard to the direct or indirect exercise of shareholder rights. For purposes of this paragraph, a fiduciary is not independent if the fiduciary is affiliated with any Employer sponsoring the Plan.

          For purposes of this section, references to a Participant include a Beneficiary of a deceased Participant and an Alternate Payee under a qualified domestic relations order.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

This amendment shall apply to Active Participants and to any individual who is an Inactive Participant, Beneficiary or Alternate Payee on the effective date(s) stated above.

By signing below, the Employer, as Plan sponsor, adopts this amendment of the Plan.


Dated: September _____ , 2001.          PRINCIPAL LIFE INSURANCE COMPANY


                                        By: __________________________________
                                            Jim DeVries
                                            Vice President - Human Resources

                     PLAN PAGES AFFECTED BY AMENDMENT NO. 1

1. Page 4 - Table of Contents, add Section 6.05 -- Form of Distribution from Employer Stock Fund and Section 9.09 -- Employer Stock Fund Matters.

2.   Page 12 - Add definition of Employer Stock and Employer Stock Fund.

3.   Page 18 - Change definition of Trust Agreement.

4.   Pages 44 & 45 - Change Investment and Timing of Contributions language.

5.   Pages 49 & 50 - Change Loans to Participants language.

6.   Page 59 - Add Section 6.05--Form of Distribution from Employer Stock Fund.

7.   Page 68 - Add Section 9.09 - Employer Stock Fund Matters

                           AMENDMENT HISTORY ADDENDUM

  THIS RESTATEMENT REFLECTS ALL CURRENT PROVISIONS OF THE CUSTOM PLAN AND REPLACES ALL PREVIOUS DOCUMENTS. THE INFORMATION BELOW RECOGNIZES CHANGES MADE TO THE PLAN ON AND AFTER THE 1997 PLAN YEAR UP TO THIS RESTATEMENT.

  EMPLOYER NAME: PRINCIPAL LIFE INSURANCE COMPANY

  _____________________________________________________________________________

  PRIOR TO: April 1, 1997

       PREVIOUS PROVISION: Compensation did not exclude amounts earned as the result of an Employee's severance from service, or bonus paid under the Employer's long term disability incentive compensation plan.

  PRIOR TO: May 2, 1997
       PREVIOUS PROVISION: Trust Consultants, Inc. was not an Adopting Employer. Eligibility service did not include prior service with Trust Consultants, Inc.

  PRIOR TO: July 1, 1997
       PREVIOUS PROVISIONS:
  1. Bonus Deferrals were included as Contributions under the Plan.
  2. The Plan required 1 year of eligibility service in order to become an active participant.
  3. Employees became 100% immediately vested upon plan entry.
  4. The Plan did not provide for automatic elective deferrals.
  5. A member was not allowed to have more than 1 loan approved in a 12 month period.

  PRIOR TO: January 1, 1998
       PREVIOUS PROVISIONS:
  1. The Plan did not contain updated provisions for Small Jobs Business Protection Act with respect to: Family Aggregation; Highly Compensated Employee determination; Leased Employee definition; elective contributions included in compensation for 415 purposes; 415 maximum permissible amount; small amounts dollar amount.
  2. Compensation did not contain provisions to exclude bonus to share or stay bonuses for prior ONA employees.
  3. Health Risk Resource Group was not an adopting employer.

PRIOR TO: July 1, 1998
PREVIOUS PROVISIONS:
1. The definition of Employer was Principal Mutual Life Insurance Company. This included all other references throughout the Plan to the Employer 'by name'.
2. The plan did not contain provisions for including Predecessor Employer
Service.
3. Plan did not contain provisions to retain characteristics of money purchase plan funds transferred to the plan.
4. The decision-making entity for the Plan was the Benefit and Pension
Committee.

PRIOR TO: August 1, 1998
PREVIOUS PROVISIONS:
1. Dental-Net, Inc., ReliaStar Mortgage Corporation, and James Mortgage Company were not adopting employers under the plan.
2. Principal Asset Markets, Inc. was an adopting employer under the plan.

PRIOR TO: January 1, 1999:
PREVIOUS PROVISION:
1. Compensation did not specifically exclude safe harbor fringe benefits or sign-on bonuses.
2. The Plan did not specifically state that lump sum payments under a QDRO were not permitted after the member retires. The length of time to elect a lump sum payment was not limited to 60 days.

PRIOR TO: March 12, 1999:
PREVIOUS PROVISION: There was no provision for 100% vesting employees of Philadelphia Group Service Center.

PRIOR TO: November 1, 1999:
PREVIOUS PROVISION: The plan provided for purchase of life insurance.

PRIOR TO: December 31, 1999:
PREVIOUS PROVISIONS: There was no provision for 100% vesting employees of Principal Real Estate Services, LLC.

PRIOR TO: January 1, 2000:
PREVIOUS PROVISION:
1. Eligible employee definition did not specifically exclude: short-term employees; vendors or independent contractors; temporary employees; Brokerage General Agents; Leased Employees.
2. Automatic elective deferral percentage was 4% of pay for the pay period.
3. Employer Matching Contribution was 50% of the first 4% of pay.
4. The Top-heavy vesting percentage was the 6-yr graded schedule.

PRIOR TO: January 1, 2000:
       PRIOR ADOPTING EMPLOYERS: The following were listed as Adopting Employers under the Plan:

Name                                                  Status
----                                                  ------
Principal Life Insurance Company                      Inactive
Principal Holding Company                             Inactive
The Principal Financial Group                         Inactive
Princor Financial Services Corporation                Inactive
Patrician Associates, Inc.                            Inactive
Princor Management Corporation                        Inactive
Petula Associates, Ltd.                               Inactive
Principal Development Associates,                     Inactive
Inc.
Invista Capital Management, LLC.                      Inactive
Principal Marketing Services, Inc.                    Inactive
Principal Financial Advisors, Inc.                    Inactive
Principal Asset Markets, Inc.                         Terminated, 12/31 /1997
Principal Portfolio Services, Inc.                    Terminated, 3/1 /1999
America's Health Plan, Inc.                           Terminated, 10/1 /1997
Principal Bank                                        Terminated, 2/12/1998
Dental-Net, Inc.                                      Terminated, 1 /15/1999
ReliaStar Mortgage                                    Terminated, 1 1 /30/1998
James Mortgage Company                                Terminated, 8/31 /1998
HealthRisk Resource Group                             Terminated, 7/20/2000


PRIOR TO: January 1, 2001
       PREVIOUS PROVISION: Spousal consent was required for member loans.